Exhibit 10.19

Final Form

AMENDMENT TO

SPONSOR OPTION AGREEMENT

dated as of

[●], 2025

among

LIONSGATE STUDIOS CORP.,

LIONSGATE STUDIOS HOLDING CORP. ,

and

EAGLE EQUITY PARTNERS V, LLC

AMENDMENT TO SPONSOR OPTION AGREEMENT

This AMENDMENT TO SPONSOR OPTION AGREEMENT (this “Amendment”) dated as of [●], 2025 is made by and among Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Issuer”), Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia (the “New Lionsgate”) and Eagle Equity Partners V, LLC, a Delaware limited liability company (the “Sponsor”) (collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, on May 13, 2024, Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Lionsgate”) consummated a business combination (the “Business Combination”) resulting in the Issuer becoming a publicly-traded company and majority-owned subsidiary of Lionsgate and, in connection therewith, Screaming Eagle Acquisition Corp., SEAC II Corp. (each of the foregoing entities as predecessors in interest to the Issuer) and the Sponsor entered into a Sponsor Option Agreement dated as of May 10, 2024 (the “Agreement”) (capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, following the Business Combination, the board of directors of Lionsgate (the “Lionsgate Board”) determined that it is advisable and in the best interests of Lionsgate and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business (as defined in the Separation Agreement (as defined below)) and the LG Studios Business (as defined in the Separation Agreement (as defined below)), respectively;

WHEREAS, the Lionsgate Board, together with the board of directors of the Issuer (the “Issuer Board”) with respect to the shareholders of the Issuer, have further determined that it is appropriate and desirable to have (i) shareholders of Lionsgate exchange all of their LGEC Shares (as defined in the Separation Agreement (as defined below)) for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)) and Starz Common Shares (as defined in the Separation Agreement (as defined below)), and (ii) shareholders of the Issuer exchange all of their shares for New Lionsgate New Common Shares (as defined in the Separation Agreement (as defined below)), in each case, by way of a plan of arrangement under applicable corporate law, on a pro rata basis and as more fully described in the Separation Agreement dated as of [●], by and between the Issuer, New Lionsgate, Lionsgate and LG Sirius Holdings ULC (the “Separation Agreement”); and

WHEREAS, in connection with the Separation Agreement and the consummation of the Transactions (as defined in the Separation Agreement) and pursuant to Section 10 of the Agreement, the Parties desire to amend the Agreement, effective as of the Separation Effective Time (as defined in the Separation Agreement).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereto agree as follows:

1. Addition of New Lionsgate. New Lionsgate hereby agrees to the provisions of, and hereby joins as a party to, the Agreement, mutatis mutandis, and all references to “Issuer” in the Agreement shall hereby be deemed to refer to New Lionsgate, as applicable (it being understood that, Lionsgate Studios Corp. shall hereby cease to be the “Issuer” under the Agreement ). By executing below, New Lionsgate is hereby deemed to have executed the Agreement with the same force and effect as if originally named a party thereto and hereby assumes all of the obligations of the Issuer under the Agreement in accordance with Section 10 thereof. The Sponsor hereby acknowledges and agrees that this Amendment shall be deemed to satisfy all of the adjustments contemplated by Section 10 of the Agreement and other actions to be taken by Issuer and/or New Lionsgate pursuant to Section 10 of the Agreement, in each case solely with respect to the Transactions (as defined in the Separation Agreement) (and not, for the avoidance of doubt, with respect to any other Fundamental Transaction that may later occur), and, effective as of the Separation Effective Time (as defined in the Separation Agreement), no Options shall be exercisable for the securities of any person other than New Lionsgate (for clarity, without limiting in any way the rights of the Sponsor with respect to any other Fundamental Transaction that may later occur).

2. Fundamental Transaction. Notwithstanding anything to the contrary in the Agreement, each Option shall hereby become exercisable, upon the terms and conditions specified in the Agreement and this Amendment and in lieu of the Shares immediately theretofore receivable upon the exercise of the Options, for a number of common shares, without par value, of New Lionsgate (such shares, the “New Shares”, it being understood that all references to Shares in the Agreement shall hereby be deemed to refer to the New Shares) equal to [●] at an Option Price equal to US$[●] per New Share (for clarity, such that the 2,200,000 Options shall be exercisable, upon the terms and conditions specified in the Agreement and this Amendment, in the aggregate, for [●] New Shares at an aggregate Option Price equal to US$[●]).

3. Other Amendments. Section 12(d) is hereby amended and restated in its entirety as follows:

Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns (including, for the avoidance of doubt, to New Lionsgate as the successor and assign of the Issuer following the consummation of the Transactions (as defined in the Separation Agreement)). This Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be transferred or delegated at any time, except in accordance with Section 6. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that from and after the consummation of the Transactions (as defined in the Separation Agreement): (i) the rights and obligations hereunder of Lionsgate Studios Corp., as the Issuer, shall automatically, without any further action by any party, be assigned and transferred to, and be assumed by, Lionsgate Studios Holding Corp., and (ii) all references in this Agreement to the Issuer shall be deemed to refer to New Lionsgate as the Issuer with the same effect as if New Lionsgate had been named as the Issuer herein. No assignment (whether pursuant to a merger, by operation of Law, change of control or otherwise) will relieve the assigning Party of any of its obligations hereunder.

4. No Other Changes. All terms, covenants, agreements, conditions and other provisions of the Agreement, except as amended by this Amendment, remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LIONSGATE STUDIOS CORP.

By:
Name:
Title:

LIONSGATE STUDIOS HOLDING CORP.

By:
Name:
Title:

EAGLE EQUITY PARTNERS V, LLC

By:
Name:
Title:

[Signature Page to Amendment to Sponsor Option Agreement]